Exhibit 10.3

Summer Infant, Inc.

1275 Park East Drive

Woonsocket, RI 02895

February 1, 2010

Joseph Driscoll
5 DiCarlo Road

Hopkinton, MA 01748

Dear Joe:

Reference is made to that certain Employment Agreement dated on or about September 1, 2006 between Summer Infant, Inc. (the “Company”) and you (the “Officer”) (the “Employment Agreement”).  In consideration of entering into that certain Change of Control Agreement between the Officer and the Company on the date hereof, the Officer and Company hereby agree that effective immediately the Employment Agreement is terminated.

This letter agreement may be executed in two or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts executed and exchanged by facsimile or electronic mail transmission shall be fully enforceable.

SUMMER INFANT, INC.

By:	/s/ Jason Macari
Name:	Jason Macari
Title:	President and CEO

ACKNOWLEDGED AND AGREED TO:

/s/ Joseph Driscoll
Joseph Driscoll
Date: February 1, 2010